UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Boulevard, Suite 1400 Fort Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2025, Thomas Krogh (“Mr. Krogh”) notified the Chairman of the Board of Directors of the Company that he would be stepping down as Chief Operating Officer of the Company effective December 31, 2025. Mr. Krogh has indicated to the Company that his resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On December 3, 2025, Marisa Cifre (“Ms. Cifre”) notified the Chairman of the Board of Directors of the Company that she would be stepping down as Chief Revenue Officer of the Company effective December 31, 2025. Ms. Cifre has indicated to the Company that her resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Board of Directors of the Company intends to conduct a search of potential internal and external candidates to replace Mr. Krogh and Ms. Cifre.  In the interim, the Company’s Chairman of the Board of Directors, Interim Chief Executive Officer and President, and Interim Chief Financial Officer, Thomas E. Vickers, will assume the primary duties as Chief Operating Officer and Chief Revenue Officer of the Company with support from existing employees, contractors and consultants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2025	VERITAS FARMS, INC.

	By:	/s/ Thomas E. Vickers
Thomas E. Vickers, Chairman of the Board

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